Exhibit 99.1
Tronox Incorporated Reports Preliminary
2008 Second-Quarter Earnings
     Oklahoma City, July 30, 2008 — Tronox Incorporated (NYSE: TRX, TRX.B) today reported a preliminary loss from continuing operations for the 2008 second quarter of $29.9 million ($0.73 per diluted common share), compared with a loss from continuing operations for the 2007 second quarter of $20.0 million ($0.49 per diluted common share). The decrease in the 2008 second-quarter results compared to the prior-year period was primarily due to significant increases in process chemical, energy and transportation costs; unplanned production difficulties at the company’s Uerdingen, Germany and Kwinana, Western Australia titanium dioxide (TiO2) plants; a non-cash impairment charge related to goodwill of $13.5 million ($0.33 per share pretax); and a restructuring charge of $4.2 million ($0.10 per share pretax). These were partially offset by increased sales, lower SG&A and gain on land sales of $12.4 million ($0.30 per share pretax). In addition, the company recorded a tax benefit in the 2008 second quarter versus a tax provision in the prior-year period.
Highlights
•	Received in excess of $12 million in proceeds from land sales

•	Achieved an additional $15 million in annual cash cost reductions through Project Cornerstone for cumulative cash cost reductions of $93 million since the program began in July 2006

•	Increased net sales 10% in 2008 second quarter versus prior-year period

•	Successfully implemented the first of the announced price increases in all three regions late in June

•	Completed amendment to senior secured credit facility

     Mitigating the positive impact of these highlights, during the second quarter, the Tiwest joint venture (Tronox 50%) TiO2 plant in Kwinana experienced production difficulties after a planned shutdown, delaying restart of production. The company also experienced processing difficulties at its Uerdingen facility following a planned maintenance outage that resulted in reduced production volumes and higher costs. The impact of the Kwinana and Uerdingen difficulties was approximately $11 million (pretax) in the second quarter. Higher natural gas costs at Tiwest due to the ongoing curtailment of natural gas supply resulting from the shutdown of Apache’s facility in Western Australia had an impact of approximately $2 million (pretax) in the quarter. In addition, significant increases in process chemical, energy and transportation costs more than offset the company’s ongoing cost reduction efforts.
     In connection with a workforce reduction announced in May 2008, the company incurred pretax charges of $1.5 million for severance and other employee related costs and $2.7 million for noncash special termination benefits under its pension plan.
     Net sales for the quarter increased to $403.8 million compared to $366.5 million in the prior-year quarter, primarily due to increased TiO2 volumes, the effects of foreign exchange and increased pricing for acid sales. Net loss for the quarter, was $34.4 million ($0.84 per share), versus a net loss of $21.2 million ($0.52 per share) in the 2007 second quarter.

	Three Months		Six Months
(Millions of dollars, except	Ended June 30,		Ended June 30,
per-share amounts)	2008	2007	2008	2007
Loss from Continuing Operations	$(29.9)	$(20.0)	$(31.3)	$(29.0)
Loss from Discontinued Operations	(4.5)	(1.2)	(3.3)	(1.6)

Net Loss	$(34.4)	$(21.2)	$(34.6)	$(30.6)

Diluted Earnings Per Share
Loss from Continuing Operations	$(0.73)	$(0.49)	$(0.76)	$(0.71)
Loss from Discontinued Operations	(0.11)	(0.03)	(0.08)	(0.04)

Net Loss	$(0.84)	$(0.52)	$(0.84)	$(0.75)

Adjusted EBITDA (1)	$6.8	$34.7	$41.8	$73.8

(1)	Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that Adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate Adjusted EBITDA differently, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A detailed reconciliation to the comparable GAAP financial measures can be found on page 10 of this news release and also can be found in the Investor Relations section of the company’s website at http://www.tronox.com/ir/GAAP_reconciliation.htm.
Outlook
     Tronox remains focused on achieving announced price increases and reducing costs through Project Cornerstone initiatives. At the end of the quarter, the company was able to implement the first of its announced TiO2 price increases in all three regions, which it expects to positively impact net sales for the remainder of the year. Sales volumes were strong and inventories declined in the second quarter, indicating improving demand.
     In the third quarter, the company is continuing to see further price increases being implemented in all three regions of the world. However, we are also continuing to see cost increases in process chemicals, energy and transportation.
     As previously announced, Tronox continues to evaluate all strategic alternatives to improve the business and address ongoing challenges, including development opportunities, mitigation of legacy liabilities, capital restructuring, land sales and all other options available to it. The company has hired financial advisor Rothschild Inc. to further assist in its evaluation of strategic alternatives.
     There is no assurance that the company will be successful in pursuing alternatives and options or that the current price increases will offset the continuing cost increases that the company is unable to predict and that depend on numerous factors beyond its control.

Pigment Results
     Pigment sales for the second quarter of 2008 were $374.4 million, compared with $340.2 million in the prior-year period. The increase was primarily a result of increased TiO2 volumes principally due to strong demand in the Asia-Pacific region, the effect of foreign exchange and increased pricing on acid sales, partially offset by lower TiO2 pricing compared to the prior-year quarter.
     Second-quarter 2008 TiO2 production volumes, including 100% of the Tiwest Joint Venture, decreased to 143,100 from 147,600 in prior-year quarter, primarily as a result of unplanned production difficulties at the Kwinana and Uerdingen plants.
     For the 2008 second quarter, pigment recorded an operating loss of $42.3 million, compared with income of $3.7 million for the 2007 second quarter. The decrease was mainly due to increased process chemical, energy and transportation costs, production difficulties at the Uerdingen and Kwinana plants, the effects of foreign exchange and the non-cash impairment charge related to goodwill.
     As a result of the continued cost escalations and compressed margins, Tronox recorded a $13.5 million non-cash impairment charge related to its pigment segment goodwill in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”
Electrolytic and Other Chemical Products Results
     Electrolytic and other chemical products sales for the 2008 second quarter were $29.4 million, compared with $26.3 million in the 2007 second quarter, due to increased pricing.
     For the 2008 second quarter, the operating profit for electrolytic and other chemical products was $0.8 million, compared with $0.6 million in the second quarter of 2007. The increase was primarily due to improved pricing, offset in part by increased costs.
Debt and Cash Balances
     Total debt at June 30, 2008, was $540.1 million, including $69 million outstanding on the company’s $250 million revolving credit facility. Cash and cash equivalents at June 30, 2008, were $23.3 million, resulting in net debt outstanding of $516.8 million.

     Tronox completed the sale of two parcels of 100%-owned property at the end of June, with net proceeds from the sales totaling approximately $12 million. The company used $3.2 million of the net proceeds to reduce outstanding debt under its senior secured credit facility at June 30, 2008, and used the remainder of the net proceeds, $8.8 million, to reduce outstanding debt in July.
     As a result of unexpected impacts in the second quarter, Tronox requested and received approval for a waiver to its financial covenants for the 2008 second quarter and an amendment to its leverage ratio financial covenant for the remainder of the year. Please see Tronox’s current report on Form 8-K filed on July 21, 2008, with the Securities and Exchange Commission (“SEC”) for a description of the amendment.
Conference Call
     Tronox will hold a conference call today at 10 a.m. EDT to discuss its second-quarter 2008 financial and operating results and expectations for the future, but does not intend to conduct a question and answer session. The call will be in listen-only mode. Interested parties may listen to the call via Tronox’s website at www.tronox.com or by calling 1-800-231-7043 in the United States or 617-597-5414 outside the United States. The code for both dial-in numbers will be 53922647#. A replay of the call will be available for seven days at 1-888-286-8010 in the United States or 617-801-6888 outside the United States. The code for the replay will be 97090457#. The webcast will be archived for 30 days on the company’s website.
     Conference call participants are encouraged to pre-register for the call at: https://cossprereg.btci.com/prereg/key.process?key=PR7BEKATT.
About Tronox
     Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 642,000 tonnes. Titanium dioxide is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to approximately 1,100 customers in 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide.
     Results from the second quarter and challenges facing the company will be further discussed in the company’s quarterly report on Form 10-Q that will be filed with the SEC on or before Aug. 11, 2008.
###
Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, the ability to implement price increases, demand for consumer products for which Tronox’s businesses supply raw materials, the market for raw materials that Tronox uses to produce TiO2, its inability to predict the prices of such raw materials, the financial resources of competitors, the market for debt and/or equity financing, changes in laws and regulations, the ability to respond to challenges in international markets, changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K for the year ended Dec. 31, 2007, and subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s filings with the SEC including its Annual Report on Form 10-K for the year ended Dec. 31, 2007, available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Media contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com

Investor contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com
08-33

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Millions of dollars, except per-share amounts)	2008	2007	2008	2007
Consolidated Statements of Operations
Net sales	$403.8	$366.5	$752.9	$705.6
Cost of sales	403.6	336.5	727.2	638.4

Gross margin	0.2	30.0	25.7	67.2

Selling, general and administrative expenses	27.2	30.0	54.8	65.0
Impairment charge	13.5	—	13.5	—
Gain on land sales	(12.4)	—	(17.7)	—
Restructuring charges	4.2	—	4.2	—
Provision for environmental remediation and restoration, net of reimbursements	0.5	1.5	0.5	1.7

	(32.8)	(1.5)	(29.6)	0.5
Interest and debt expense	(12.7)	(12.4)	(25.0)	(24.7)
Other income, net	0.7	0.7	6.8	2.4

Loss from continuing operations before income taxes	(44.8)	(13.2)	(47.8)	(21.8)
Income tax (provision) benefit	14.9	(6.8)	16.5	(7.2)

Loss from continuing operations	(29.9)	(20.0)	(31.3)	(29.0)
Loss from discontinued operations, net of income taxes	(4.5)	(1.2)	(3.3)	(1.6)

Net loss	$(34.4)	$(21.2)	$(34.6)	$(30.6)

Income (loss) per common share:
Basic —
Continuing operations	$(0.73)	$(0.49)	$(0.76)	$(0.71)
Discontinued operations	(0.11)	(0.03)	(0.08)	(0.04)

Net loss	$(0.84)	$(0.52)	$(0.84)	$(0.75)

Diluted —
Continuing operations	$(0.73)	$(0.49)	$(0.76)	$(0.71)
Discontinued operations	(0.11)	(0.03)	(0.08)	(0.04)

Net loss	$(0.84)	$(0.52)	$(0.84)	$(0.75)

Weighted average shares outstanding (thousands):
Basic	40,981	40,698	40,958	40,653
Diluted	40,981	40,698	40,958	40,653

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Millions of dollars)	2008	2007	2008	2007
Segment Information
Net sales
Pigment	$374.4	$340.2	$696.0	$655.6
Electrolytic and other chemical products	29.4	26.3	56.9	50.0

Total	$403.8	$366.5	$752.9	$705.6

Operating profit (loss)
Pigment	$(42.3)	$3.7	$(45.3)	$11.2
Electrolytic and other chemical products	0.8	0.6	2.5	(0.2)

	(41.5)	4.3	(42.8)	11.0

Corporate and nonoperating sites	(3.2)	(4.4)	(4.0)	(8.9)
Gain on land sales	12.4	—	17.7	—
Provision for environmental remediation and restoration	(0.5)	(1.4)	(0.5)	(1.6)

Total operating profit (loss)	(32.8)	(1.5)	(29.6)	0.5

Interest and debt expense	(12.7)	(12.4)	(25.0)	(24.7)
Other income, net	0.7	0.7	6.8	2.4
Income tax (provision) benefit	14.9	(6.8)	16.5	(7.2)
Loss from discontinued operations, net of income taxes	(4.5)	(1.2)	(3.3)	(1.6)

Net loss	$(34.4)	$(21.2)	$(34.6)	$(30.6)

Other income, net
Net foreign currency transaction gain (loss)	$0.8	$(1.2)	$7.8	$(1.5)
Equity in net earnings (loss) of equity method investees	(0.1)	1.3	(0.4)	2.0
Interest income	0.1	0.5	0.3	1.3
Loss on sale of accounts receivable	(0.7)	—	(1.5)	—
Other income	0.6	0.1	0.6	0.6

Total	$0.7	$0.7	$6.8	$2.4

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Volumes and capacity in thousands of tonnes)	2008	2007	2008	2007
Selected Information
Titanium Dioxide Operating Statistics
Production volumes
100% owned facilities	122.9	120.8	244.7	240.2
50% owned production — Tiwest joint venture	10.1	13.4	22.4	26.3

Total Tronox production	133.0	134.2	267.1	266.5
Product purchased from Tiwest joint venture partner	10.1	13.4	22.4	26.3

Total production available to be marketed by Tronox	143.1	147.6	289.5	292.8

Production capacity — period to date
100% owned facilities	132.7	132.7	263.8	263.8
50% owned production — Tiwest joint venture	13.7	13.7	27.3	27.3

Total Tronox production capacity	146.4	146.4	291.1	291.1
Production capacity of Tiwest joint venture partner	13.7	13.7	27.3	27.3

Production capacity available to be marketed by Tronox	160.1	160.1	318.4	318.4

Percentage change in average TiO2 selling price in U.S. dollars
Q2, 2008 vs. Q1, 2008	flat

	At	At
	June 30,	Dec. 31,
(Millions of dollars)	2008	2007
Selected Balance Sheet Information
Cash and cash equivalents	$23.3	$21.0
Current assets	703.5	693.1
Total assets	1,710.8	1,723.4
Current liabilities	408.0	448.2
Long-term debt classified as current	529.8	—
Long-term debt	—	475.6
Stockholders’ equity	446.7	429.6

Shares outstanding at period-end (thousands)	41,622	41,425

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Selected Cash Flow Information
Net cash flows from operating activities	$(11.4)	$29.0	$(38.6)	$14.1
Depreciation and amortization	29.0	27.9	57.5	55.8
Capital expenditures	7.3	19.5	15.6	33.8

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
(Millions of dollars)	2008	2007	2008	2007
Adjusted EBITDA
Net loss	$(34.4)	$(21.2)	$(34.6)	$(30.6)
Interest and debt expense	12.7	12.4	25.0	24.7
Interest income	(0.1)	(0.5)	(0.3)	(1.3)
Income tax provision	(14.9)	6.0	(16.5)	6.2
Depreciation and amortization expense	29.0	27.9	57.5	55.8

EBITDA	(7.7)	24.6	31.1	54.8

Loss from discontinued operations	4.5	2.0	3.3	2.6
Provision for environmental remediation and restoration, net of reimbursements	0.5	1.5	0.5	1.7
Extraordinary, unusual or non-recurring items (a)	4.2	—	4.2	—
Gain on sale of assets	(12.3)	(0.3)	(17.7)	(0.3)
Noncash charges constituting:
Loss on sales of accounts receivable	0.7	—	1.5	—
Write-downs of property, plant and equipment and other assets	0.2	0.2	0.3	0.3
Impairment charge	13.5	—	13.5	—
Other items (b)	3.2	6.7	5.1	14.7

Adjusted EBITDA	$6.8	$34.7	$41.8	$73.8

(a)	Includes costs associated with a work force reduction program.

(b)	Includes noncash stock-based compensation, noncash pension and postretirement cost and accretion.
Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate adjusted EBITDA differently, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.